UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2020

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2020, the Board of Directors (the “Board”) of Materion Corporation (the “Company”) appointed Emily Liggett as a new director to fill a vacancy, effective immediately. Ms. Liggett will serve on the Compensation and Governance and Organization Committees of the Board.

Ms. Liggett is eligible to participate in the Company’s 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 3, 2017) (the “Plan”). Under the Plan, Ms. Liggett will be eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards and deferred stock units. Additionally, as a non-employee director, Ms. Liggett will also participate in the other compensatory arrangements previously disclosed in the Company’s Proxy Statement for its 2019 Annual Meeting of Shareholders (the “2019 Proxy Statement”) filed with the Securities and Exchange Commission on March 25, 2019 in the same manner as the Company’s other non-employee directors. In addition to the compensation for service as a non-employee director, Ms. Liggett will receive the applicable annual retainer fee for service on the Compensation and Governance and Organization Committees of the Board, as disclosed in the 2019 Proxy Statement.

The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Liggett. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors that was filed as Exhibit 10b to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Ms. Liggett has served as the Chief Executive Officer of Liggett Advisors (business strategy/execution consulting) since 2017. Prior to that, Ms. Liggett served as President and Chief Executive Officer of NovaTorque, Inc. (manufacturer of high-efficiency electric motor systems) from 2009 until 2016, when it was acquired by Regal Beloit; Apexon, Inc. (provider of supply chain optimization software solutions for global manufacturers) from 2004 until 2007; and Capstone Turbine Corporation (provider of microturbine systems for clean, continuous distributed energy generation) from 2002 until 2003. Prior to Capstone Turbine, Ms. Liggett served in various management and executive roles at Raychem Corporation (manufacturer of materials, electronics, telecom and energy products acquired by Tyco International in 1999) from 1984 until 2001, including Corporate Vice President of Raychem and Managing Director of Tyco Ventures. Ms. Liggett has served on the Boards of Directors of Kaiser Aluminum Corporation and Ultra Clean Holdings, Inc., since 2018 and 2014, respectively, and from 2010 until 2016, served on the Board of Directors of MTS Systems Corporation. She also served on the Purdue University School of Engineering Advisory Board from 2000 until 2018. Ms. Liggett holds a Bachelor of Science in chemical engineering from Purdue University, a Master of Science in engineering and manufacturing from Stanford University and a master’s degree in Business Administration from the Stanford University Graduate School of Business.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

February 4, 2020	By:	/s/ Stephen Shamrock
Stephen Shamrock
Vice President, Corporate Controller and Investor Relations